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                                                                    Exhibit 23.1


When the transaction referred to in Note 15 to the Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

                                             /s/ KPMG LLP
Philadelphia, Pennsylvania
April 2, 2004



                         Independent Auditors' Consent




The Board of Directors and Stockholders
Animas Corporation

We consent to the use of our report included herein and to the references to our firm under the heading "Experts," in the registration statement.



Philadelphia, Pennsylvania
           , 2004